Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the quarterly report of Global Group Enterprises Corp. (the “Company”) on Form 10-Q for the period ended August 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Andrew Keck, President of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 14, 2012	/s/ Andrew Keck
Andrew Keck, President
Principal Executive Officer,
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.